American Safety Insurance Holdings, Ltd.

Announces Acquisition of LTC Risk Management, LLC and LTC Insurance Services, LLP

Hamilton, BERMUDA (February 11, 2008) – American Safety Insurance Holdings, Ltd. (NYSE:ASI) announced today that American Safety Holdings Corp., a U.S.-based holding company subsidiary, has acquired, for cash, LTC Risk Management, LLC and LTC Insurance Services, LLP, a Cleveland, Ohio-based insurance services group that provides insurance and risk management solutions for the long-term care industry (the “LTC Companies”). In conjunction with the purchase of the LTC Companies, American Safety Indemnity Company, an Oklahoma domiciled insurance subsidiary of ASI, will become the insurance carrier for new and renewal business produced by the LTC Companies subsequent to the acquisition. The terms of the purchase exclude liability for any policies produced by the LTC Companies prior to the effective date of the acquisition. ASI expects the acquisition to be modestly accretive to its 2008 earnings.

Formed in 2001 as a result of the liability crisis for long-term care facilities, the LTC Companies, to be called ASI’s Healthcare Division, offer general and professional liability coverage in the U.S. for nursing homes and assisted living facilities through a variety of risk transfer vehicles, ranging from traditional insurance to alternative risk transfer solutions, including fully-funded vehicles. Additionally, the group focuses on loss control and prevention programs, as well as educational initiatives to help assisted living facility owners mitigate potential losses.

“The financial strength of American Safety Insurance will open up additional markets for us in the long-tem care facility market and give us access to enhanced distribution channels,” said John Russell, former LTC Risk Management owner and current Vice President of ASI’s new healthcare division. “Our company was built on providing products for an underserved market, similar to ASI, making their solution-oriented culture a fit with our existing corporate philosophy.”

“We are excited to have John Russell and his team join the ASI family. With this acquisition, we have added a talented team of professionals with significant underwriting, production and claims handling experience in the healthcare liability insurance area furthering our strategic objective of diversifying our specialty product lines,” said Stephen R. Crim, President and CEO of American Safety Insurance Holdings, Ltd. “Our corporate structure allows us to offer coverage to these specialty classes of business on a non-admitted basis through our excess and surplus lines segment, and the alternative risk component of the healthcare product line complements our existing alternative risk transfer capabilities. We expect our new healthcare division to add approximately $7 - $10 million to our 2008 gross written premiums.”

This press release contains forward-looking statements. These forward-looking statements reflect the Company's current views with respect to future events and financial performance. Forward-looking statements involve risks and uncertainties which may cause actual results to differ materially, and are subject to change based on various factors. For additional factors, which could influence the results of the Company's operating and financial performance, see the Company's filings with the Securities and Exchange Commission.

About Us:

American Safety Insurance Holdings, Ltd. (NYSE:ASI), a Bermuda holding company, offers innovative insurance solutions outside the U.S. in the reinsurance and alternative risk markets through its subsidiaries American Safety Reinsurance, Ltd. and American Safety Assurance, Ltd., and in the U.S. for specialty risks and alternative risk markets through its program administrator, American Safety Insurance Services, Inc., and insurance company subsidiaries and affiliates American Safety Casualty Insurance Company, American Safety Indemnity Company and American Safety Risk Retention Group, Inc. As a group, ASI’s insurance subsidiaries and affiliates are rated "A" (Excellent) VIII by A.M. Best.

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Contact:

Julie L. McDonald	Bill Tepe
American Safety Insurance Services, Inc	American Safety Insurance Services, Inc
Media Relations	Investor Relations
jmcdonald@amsafety.com	btepe@amsafety.com
(770) 485-4310	(800) 388-3647